                                                                    Exhibit 99.1

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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AT THE COMPANY
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Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
             ANNOUNCES APPOINTMENT OF PETER BRAVERMAN AS PRESIDENT
                      AND ACQUISITION OF LOAN PARTICIPATION

         Boston, Massachusetts- August 5, 2004-First Union Real Estate Equity
and Mortgage Investments (NYSE:FUR) (the "Company") is pleased to announce that
Peter Braverman, formerly the Executive Vice President of the Company, has been promoted to the office of President of the Company. Michael L. Ashner, who will remain as the Chief Executive Officer the Company and continue to be involved in the day-to-day operations of the Company, stated "given Mr. Braverman's significant real estate and managerial experience and outstanding track record in identifying opportunistic real estate transactions, it is a much deserved promotion." Both Mr. Ashner and Mr. Braverman will continue as members of the
Board of Trustees of the Company.

         The Company further announced the acquisition of a 50% participation interest in a $20 million first mortgage loan secured by real property located on West 38th Street in New York, New York. The underlying loan bears interest at
LIBOR plus 400 basis points (with a minimum rate of 5.42%), has a three year term and requires payments of interest only. The Company obtained $7 million of financing in connection with this investment that bears interest at LIBOR plus
175 basis points and requires payments of interest only. As a result of the $7 million of financing, the Company projects that this investment will provide a
10.67% return on equity.

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         Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to First
Union can be found in First Union's Annual Report on Form 10-K and Quarterly
Reports on Form 10-Q filed with the Securities and Exchange Commission.

         First Union Real Estate Equity and Mortgage Investments is a
NYSE-listed real estate investment trust (REIT) headquartered in Boston,
Massachusetts.

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